Exhibit 99.2

PARK ENVIRONMENTAL EQUIPMENT, LLC

Interim Financial Statements

(Unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

PARK ENVIRONMENTAL EQUIPMENT, LLC

INTERIM FINANCIAL STATEMENTS

TABLE OF CONTENTS

(Unaudited)

PARK ENVIRONMENTAL EQUIPMENT, LLC

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2021	2020

Net sales	$52,238	$49,888
Cost of sales	27,376	29,705
Gross profit	24,862	20,183
Selling, general, and administrative expense	21,855	12,744
Depreciation and amortization expense	607	622
Operating income	2,400	6,817
Gain on forgiveness of paycheck protection program loan	1,975	-
Gain on sale of assets	210	27
Other income, net	9	13
Interest income	2	84
Interest expense	-	(22)
Net income	$4,596	$6,919

The accompanying notes are an integral part of these interim financial statements.

PARK ENVIRONMENTAL EQUIPMENT, LLC

BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2021	December 31, 2020

Assets
Current assets:
Cash	$2,545	$19,247
Accounts receivable, net	11,552	8,630
Inventories	7,403	5,577
Prepaid expenses and other	265	68
Total current assets	21,765	33,522
Property and equipment, net	5,261	5,037
Intangible assets, net	1,400	-
Total assets	$28,426	$38,559

Liabilities and Equity
Current liabilities:
Accounts payable	$2,318	$1,678
Paycheck protection program loan, current	-	1,412
Sales tax payable	862	700
Accrued bonus	839	-
Accrued employee benefits	846	410
Other accrued liabilities	-	33
Total current liabilities	4,865	4,233
Paycheck protection program loan, net of current	-	563
Total liabilities	4,865	4,796

Commitments and contingencies (Note 8)

Members’ equity at September 30, 2021 and Partners’ capital at December 31, 2020	23,561	33,763
Total liabilities and equity	$28,426	$38,559

The accompanying notes are an integral part of these interim financial statements.

PARK ENVIRONMENTAL EQUIPMENT, LLC

STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

(In thousands)

	General Partner	Limited Partner	Members’ Equity	Total

Balances, January 1, 2021	$338	$33,425	$-	$33,763
Net income	46	4,550	-	4,596
Distributions	(148)	(14,650)	-	(14,798)
Reorganization from limited partnership to limited liability company	(236)	(23,325)	23,561	-
Balances, September 30, 2021	$-	$-	$23,561	$23,561

	General Partner	Limited Partner	Members’ Equity	Total

Balances, January 1, 2020	$294	$29,091	$-	$29,385
Net income	69	6,850	-	6,919
Distributions	(19)	(1,860)	-	(1,879)
Balances, September 30, 2020	$344	$34,081	$-	$34,425

The accompanying notes are an integral part of these interim financial statements.

PARK ENVIRONMENTAL EQUIPMENT, LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net income	$4,596	$6,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	607	622
Gain on sale of assets	(210)	(27)
Gain on forgiveness of paycheck protection program loan	(1,975)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(2,922)	(625)
Inventories	(1,826)	(341)
Prepaid expenses and other assets	(197)	(108)
Related party notes receivable	-	(40)
Accounts payable	640	682
Sales tax payable	162	459
Accrued bonus	839	-
Accrued employee benefits	436	892
Shareholder payable	-	(280)
Other accrued liabilities	(33)	42
Net cash provided by operating activities	117	8,195
Cash flows from investing activities:
Purchases of property and equipment	(959)	(408)
Purchases of intangible assets	(1,400)	-
Proceeds from sale of property and equipment	338	27
Net cash used in investing activities	(2,021)	(381)
Cash flows from financing activities:
Proceeds from paycheck protection program loan	-	1,975
Distributions made to members	(14,798)	(1,879)
Net cash provided by (used in) financing activities	(14,798)	96
Change in cash	(16,702)	7,910
Cash, beginning of period	19,247	9,959
Cash, end of period	$2,545	$17,869

Noncash investing and financing activities:
Forgiveness of paycheck protection program loan	$1,975	$-

The accompanying notes are an integral part of these interim financial statements.

PARK ENVIRONMENTAL EQUIPMENT, LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

1.	Organization

Park Environmental Equipment, LLC (fka Park Environmental Equipment, Ltd.) (the “Company”) has been a technology leader in the Water industry for over 35 years. The Company has three manufacturing facilities in Texas and operates five lines of products including Stormwater, Wastewater, Domestic & Fire protection, Pump Lift stations, and Chemical processing.

Park Environmental Equipment, Ltd., the Company’s predecessor, was a limited partnership until it undertook a series of reorganization transactions that resulted in its conversion from a limited partnership into a limited liability company effective September 30, 2021. This reorganization had no material impact on the interim financial statements.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The interim financial statements are expressed in United States Dollars and include the accounts of the Company as of the financial statement dates.

Use of Estimates

The interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows and balance sheet presentation, cash equivalents include readily available marketable securities with an original maturity of 90 days or less. The Company had no cash equivalents as of September 30, 2021 or December 31, 2020.

Accounts Receivable

The Company has non-interest bearing accounts receivable from its customers. Management evaluates its customers’ credit risk prior to extending credit and will sometimes require a production charge of 50% due upon approval for new customers. Customers without established accounts must settle their account in full prior to delivery. Management considers trade receivables to be past due between 30 and 120 days after billing. The Company has the advantage of Mechanic Lien Laws, and has an immaterial amount of bad debt. Management reviews account receivables on a regular basis to determine if any receivable will be uncollectible. After all efforts to collect have failed, the receivable is written off. Bad debt expense totaled $41 thousand and $3 thousand for the nine months ended September 30, 2021 and 2020, respectively. The Company did not record an allowance for doubtful accounts as of September 30, 2021 or 2020, as any amounts are considered immaterial to the interim financial statements.

Inventories

Inventories, consisting of raw materials, work in process and finished goods, is stated at the lower of cost, determined on a first-in, first out basis, or net realizable value. Management provides an allowance for obsolete inventory based on the age and estimated marketability of its products relative to historical and anticipated future sales. Management has determined that no allowance was necessary as of September 30, 2021 or December 31, 2020.

Property and Equipment

Property and equipment is stated on the basis of cost less accumulated depreciation. Depreciation and amortization is calculated using an accelerated method over the estimated useful life of the respective asset ranging between 5 and 39 years, which reasonably approximates the straight-line method under U.S. GAAP. Leasehold improvements are amortized over the lesser of the useful life of the asset or the term of the lease. The cost of normal repairs and maintenance that do not extend the useful life or increase the productive capacity of the assets are charged to expense as incurred. The costs and accumulated depreciation and amortization of assets retired or sold are removed from assets and related accumulated depreciation and amortization accounts, and gains or losses thereon are included in income.

Intangible Assets

Intangible assets consist of patents. Intangible assets are amortized using the straight-line method over estimated useful lives ranging from 3 to 4 years.

Impairment of Long-lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment indicators on an annual basis or whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. There was no impairment to long-lived assets for the nine months ended September 30, 2021 or 2020.

Revenue Recognition

The Company’s sales contain a single delivery element and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Delivery is considered to have occurred when the title and risk of loss passes to the customer, which occurs at the time of shipment. Revenue is recorded net of estimated returns and discounts.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses in the accompanying statement of income. Advertising costs totaled $67 thousand and $111 thousand for the nine months ended September 30, 2021 and 2020, respectively.

Income Taxes

The Company is not liable for the payment of federal income taxes. All items of income and loss are reported to the members (after the conversion to a limited liability company) or partners (prior to the conversion to a limited liability company) who are responsible for the payment of any applicable taxes. Therefore, no provision or liability for federal income taxes has been recorded in the accompanying interim financial statements.

As of September 30, 2021 and December 31, 2020, no significant uncertain tax positions have been identified. If applicable, interest and penalties related to uncertain tax positions are recognized in income tax expense as incurred. No such amounts were recognized during the nine months ended September 30, 2021 and 2020.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable.

The Company has one customer who accounted for 12% of total revenues for the nine months ended September 30, 2021 and 2020. The Company has no customers representing greater than 10% of the Company’s accounts receivable as of September 30, 2021 or December 31, 2020.

The Company maintains its cash in bank deposit accounts which, at times, exceeds federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

3.	Inventories

Inventories consist of the following (in thousands):

	September 30, 2021	December 31, 2020

Raw materials and work-in-process	$5,354	$4,203
Finished goods	2,049	1,374
Total inventories	$7,403	$5,577

4.	Property and Equipment

Property and equipment, net consists of the following (in thousands):

	September 30, 2021	December 31, 2020

Equipment	$3,130	$2,968
Furniture	348	348
Leasehold improvements	3,942	3,589
Vehicles	3,787	4,298
	11,207	11,203
Less accumulated depreciation	(5,946)	(6,166)
Property and equipment, net	$5,261	$5,037

5.	Intangible Assets

Intangible assets consist of the following (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Intangible Assets, Net

As of September 30, 2021
Patents	$1,400	$-	$1,400

During the nine months ended September 30, 2021, the Company acquired two patents with a weighted-average estimated useful life of 3.6 years.

The estimated amortization expense for each of the next five years and thereafter is as follows (in thousands):

Year ending December 31,
Remainder of 2021	$97
2022	391
2023	391
2024	374
2025	147
Total amortization expense	$1,400

6.	Paycheck Protection Program Loan

The Company received a loan from a lending institution in the amount of $1,975,000 under the Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Security Act. The loan was subject to a note dated May 7, 2020. On March 30, 2021, the Company received legal forgiveness of this loan from its financial institution and the U.S. Small Business Administration.

7.	Related Party Transactions

The Company entered into certain leasing arrangements with an entity affiliated with the Company through common ownership and has guaranteed certain financing arrangements associated with the leased property. See Note 8 for further discussion.

8.	Commitments and Contingencies

The Company leases office equipment under multiple operating leases which expire in various years through 2025.

The scheduled minimum lease payments under the lease terms as of September 30, 2021 are as follows (in thousands):

Year ending December 31,
Remainder of 2021	$11
2022	43
2023	28
2024	6
2025	3
Total amortization expense	$91

Rent and lease expense totaled $2.6 million and $2.8 million for the nine months ended September 30, 2021 and 2020, respectively, of which $2.5 million and $2.7 million, respectively, is related to leasing arrangements with an affiliated company. Rental agreements with the affiliated company are on a month to month basis and future minimum payments relating to these agreement are not required.

All Sites

The Company operates its facilities under numerous governmental permits and licenses relating to air emissions, stormwater runoff, and other environmental matters. The Company’s operations are also governed by many other laws and regulations, including those relating to workplace safety and worker health, principally the Occupational Safety and Health Act and regulations there under which, among other requirements, establish noise and dust standards. The Company believes it is in material compliance with its permits and licenses and these laws and regulations, and the Company does not believe that future compliance with such laws and regulations will have a material adverse effect on its financial position, results of operations, or cash flows.

Other Contingencies and Legal Proceedings

From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of its business. The Company maintains insurance coverage against potential claims in amounts that are believed to be adequate. To the extent that insurance does not cover legal, defense, and indemnification costs associated with a loss contingency, the Company records accruals when such losses are considered probable and reasonably estimable. The Company believes that it is not presently a party to litigation, the outcome of which would have a material adverse effect on its business, financial condition, results of operations, or cash flows.

9.	Profit Sharing Plan

The Company has a profit sharing plan with a 401(k) feature covering all qualified employees. The plan provides for contributions by employees and discretionary contributions by the Company, determined by the Company’s Board of Directors. The Company contributed $317 thousand and $247 thousand to the plan for the nine months ended September 30, 2021 and 2020, respectively.

10.	Subsequent Event

Management of the Company has evaluated subsequent events through December 22, 2021, the date the interim financial statements were available to be issued, and summarized below.

On October 5, 2021, Northwest Pipe Company (“NWP”) purchased all of the issued and outstanding membership interests of the Company for approximately $87.4 million, net of cash acquired, and subject to a post-closing adjustment based on changes in net working capital. The Membership Interest Purchase Agreement, dated October 5, 2021, by and among NWP, the Company, the Company’s parent entity EBSR, LLC, and the equity holders of EBSR, LLC, includes customary representations, warranties, covenants, and agreements by the parties, including mutual indemnification obligations.